BYLAWS
OF
GC GLOBAL HOLDINGS, INC.
     These Bylaws are adopted by this Corporation and are supplemental to the Delaware General Corporation Law as the same shall from time to time be in effect.
ARTICLE I. NAME AND SEAL
     Section 101. Name. The name of the Corporation is GC Global Holdings, Inc.
     Section 102. State of Incorporation. The Corporation has been incorporated under the laws of the State of Delaware.
     Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal”, and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.
ARTICLE II. REGISTERED AND PRINCIPAL OFFICES
     Section 201. Registered Office. The registered office of the Corporation in the State of Incorporation shall be located at such place within the State of Delaware as the Board of Directors may from time to time determine.
     Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE III. STOCKHOLDERS
     Section 301. Place of Meetings. All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as shall be determined by the Board of Directors from time to time.
     Section 302. Annual Meetings. The annual meeting of the stockholders, for the election of directors and the transaction of other business which is properly brought before such meeting, shall be held at such place and at such time as the Board of Directors shall fix, or if the Board of Directors fails to fix a time, then on the last Thursday in May at 10:00 a.m. Any business which is a proper subject for stockholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.
     Section 303. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the President, or by the stockholders entitled to cast at least one-half of the votes which all stockholders are entitled to cast at the particular meeting.
     Section 304. Absentee Participation in Meetings. Any stockholder may participate in a meeting of the stockholders by use of a conference telephone or a similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
     Section 305. Conduct of Stockholders’ Meetings. Subject to Section 903 hereof, the President shall preside at all stockholders’ meetings, or, in his or her absence, any vice-president. The officer presiding over the stockholders’ meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.
     Section 306. Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE IV. DIRECTORS AND BOARD MEETINGS
     Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 402. Number of Directors. The Board of Directors shall consist of two directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors. The directors shall be elected by the stockholders at the annual meeting of stockholders to serve until the next annual meeting of stockholders. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation or removal.

     Section 403. Term of Directors. Each director shall serve until his or her successor is elected and qualifies, or until his or her earlier resignation or removal.
     Section 404. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.
     Section 405. Compensation of Directors. Unless the Board of Directors otherwise determines, directors shall not be entitled to any compensation for their services as directors. Any director may serve the Corporation in other capacities and be entitled to such compensation therefor as is determined by the Board of Directors.
     Section 406. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for organization purposes at the first regular meeting following the annual meeting of stockholders at which the directors are elected. Notice of regular meetings of the Board of Directors need not be given.
     Section 407. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or the President or any shareholder entitled to cast at least one-half of the votes which all stockholders are entitled to cast, and shall be called whenever two (2) or more members of the Board so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least one calendar day before the date of such meeting.
     Section 408. Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.
     Section 409. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any two (2) or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided in the resolution establishing the Executive Committee.
     Section 410. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.
     Section 411. Absentee Participation in Meetings. Any director may participate in a meeting of the Board of Directors, a meeting of a committee established by the Board of

Directors, or a meeting of the stockholders, by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
     Section 412. Chairman of the Board. The directors may choose a Chairman of the Board who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.
     Section 413. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the Board.
ARTICLE V. OFFICERS
     Section 501. Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers including one or more Vice Presidents or assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. Officers shall be elected by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine. Each Officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor shall have been elected and shall qualify, except in the event of his or her earlier resignation or removal.
     Section 502. President. The President shall be the Chief Executive Officer and shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. As authorized by the Board of Directors, he or she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President shall perform such other duties as may be prescribed by the Board of Directors.
     Section 503. Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors or the President. Subject to the provisions of this Section, the Vice Presidents, in order of their seniority, shall perform the duties and have the powers of the President in the event of his or her absence or disability.
     Section 504. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President, he or she shall have custody of the Corporation funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President, taking appropriate vouchers for such disbursements, and shall on request render to the President and the Board of Directors, at its meetings, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
     Section 505. Secretary. The Secretary shall act under the direction of the President. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the President or the Board of Directors, cause it to be affixed to any instruments requiring it.
     Section 506. Assistant Officers. Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer’s absence or disability.
     Section 507. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers, other than the President, shall be fixed by the President and the compensation of the President shall be fixed by the Board of Directors.
     Section 508. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board or Directors.
     Section 509. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.
ARTICLE VI. PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION
     Section 601. Personal Liability of Directors. A director of this Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of a director’s duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     Section 602. Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such member, director or officer is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprises (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 604 hereof. A director or officer of the Corporation entitled to indemnification under this Section 602 is hereafter called a “covered person.
     Section 603. Expenses. Expenses incurred by a covered person in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 604.
     Section 604. Exceptions. No indemnification under Section 602 or advancement or reimbursement of expenses under Section 603 shall be provided to a covered person (a) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which the member, director or officer derived an improper personal benefit; (b) for expenses or liabilities of any type whatsoever (including, but not limited to, judgment, fines, and amounts paid in settlement) which have been paid directly to such person by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation or other enterprise; and (c) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution and without stockholder approval, to add to the above list of exceptions from the right of indemnification under Section 602 or advancement or reimbursement of expenses under Section 603, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.
     Section 605. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.
     Section 606. General Provisions.

          (a) The term “to the fullest extent permitted by applicable law”, as used in this Article VI, shall mean the maximum extent permitted by public policy, common law or statute. Any covered person may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person’s option, (i) on the basis of the applicable law on the date this Article VI was approved by the stockholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.
          (b) The right of a covered person to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 601 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article VI with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.
          (c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation’s primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorneys’ fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.
          (d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
          (e) Nothing contained in this Article VI shall be construed to limit the rights and powers the Corporation possesses under applicable provisions of the Delaware General Corporation Law (as amended from time to time), or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.
          (f) The provisions of this Article VI may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any covered person covered by a written agreement signed by the Corporation and such person.
          (g) The Corporation shall have the right to appoint the attorney for a covered person, provided such appointment is not unreasonable under the circumstances.
     Section 607. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article VI.
ARTICLE VII. SHARES OF CAPITAL STOCK
     Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the President or one of the Vice Presidents and by the Secretary or one of the Assistant Secretaries.
     Section 702. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such stockholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity agreement satisfactory in form and substance to the Board of Directors or President or the Secretary; and (c) satisfies any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors.
     Section 703. Transfer of Shares. Upon surrender to the Corporation or its transfer agent of a certificate for shares, duly endorsed for transfer by the person named in the certificate or by an attorney lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall record the transfer of such shares upon its books, issue a new certificate or certificates to the person or persons entitled thereto, and cancel the surrendered certificate.

ARTICLE VIII. AMENDMENT OR REPEAL
     Section 801. Amendment or Repeal by Stockholders. These Bylaws may be amended or repealed, in whole or in part, by a vote of a majority of all of the shares of common stock of the Corporation issued and outstanding at any annual or special meeting of the stockholders duly convened after notice to the stockholders of that purpose.
     Section 802. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened.
     Section 803. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached hereto, and a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the Board of Directors or the stockholders shall be made in Section 1002 hereof.
ARTICLE IX. MISCELLANEOUS
     Section 901. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
     Section 902. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer(s) or other person(s) as the Board of Directors may from time to time designate.
     Section 903. Designation of Presiding and Recording Officer. At any meeting of the stockholders, the stockholders who are present shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over or record the proceedings of such meeting.
     Section 904. Record Date. The Board of Directors may fix any time whatsoever (whether or not the same is more than fifty days) prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.
     Section 905. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to stockholders, the stockholders’ meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to stockholders not present in person or by proxy.
     Section 906. Emergency Bylaws. In the event of any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, and until the termination of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:
          (a) A special meeting of the Board of Directors may be called by any officer or director upon one hour’s notice, and
          (b) The director or directors in attendance at the meeting shall constitute a quorum.
     Section 907. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.
ARTICLE X. ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS
     Section 1001. Adoption and Effective Date. These Bylaws have been adopted as the Bylaws of the Corporation as of the 15th day of October, 2007, and shall be effective as of that date.
     Section 1002. Amendments or Repeals of Bylaws.
Date Amended                    Section Involved or Repealed                    Adopted By